                                                                   Exhibit 10.27

                       THIRD AMENDMENT TO CREDIT AGREEMENT

     This THIRD AMENDMENT TO CREDIT AGREEMENT ("Amendment") is dated as of December 18, 2000, and is entered into by and between Opinion Research Corporation ("Opinion Research") and ORC Inc. ("ORC" and, together with Opinion Research, "Borrower"), Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Credit Agreement described below ("Agent"), and the Lenders which are signatories hereto.

     WHEREAS, Agent, Lenders and Borrower are parties to a certain Credit Agreement dated May 26, 1999 (as such agreement has from time to time been amended, supplemented or otherwise modified, the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

     2. Amendments. Subject to the conditions set forth below, the Agreement is amended as follows:

          (a) Subsection 3.5 is amended by inserting the following new paragraph immediately after paragraph (C)(v):

          (D) Parent may acquire shares of its common stock on the open market in connection with its employee stock purchase plan, provided that the net cash expended shall not exceed $200,000 in any fiscal year.

          (b) Subsection 4.1 is amended by deleting such subsection in its entirety and replacing it with the following in lieu thereof:

          The aggregate amount of all Capital Expenditures of Parent and its Subsidiares will not exceed $5,000,000 in any fiscal year, but in no event in excess of such lesser amount as may be permitted under the Subordinated Loan Agreement (the "Capex Limit"). Notwithstanding the foregoing, and to the extent permitted under the Subordinated Loan Agreement, in the event Parent and its Subsidiaries do not expend the entire Capex Limit permitted in any fiscal year, Parent and its Subsidiaries may carry forward to the immediately succeeding fiscal year 50% of the unutilized portion of the Capex Limit. All Capital Expenditures made by Parent and its Subsidiaries shall first be applied to reduce the applicable Capex Limit and then to reduce the carry forward from the previous fiscal year, if any. "Capital Expenditures" will be calculated as illustrated on Exhibit 4.8(C).

          (c) Subsection 4.5(B) is amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

          Borrowers shall not permit Total Interest Coverage for any twelve (12) month period ending on the last day of any calendar quarter ending on the date set forth below to be less than the ratio set forth below for such period.

          Period Ending                                        Ratio
          -------------                                        -----
          December 31, 2000                                    2.50
          March 31, 2001                                       2.50
          June 30, 2001                                        2.50
          Last day of each calendar quarter thereafter         2.75

     3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):

          (a) Borrower shall have executed and delivered this Amendment, and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

          (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

          (c) No Default or Event of Default shall have occurred and be continuing; and

          (d) Borrower shall have paid Agent a documentation fee in the amount of $500.

     4. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders that
(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower and (b) each of the representations and warranties set forth in Section 5 of the Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof.

     5. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6. References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

     7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     8. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


HELLER FINANCIAL, INC.,                      OPINION RESEARCH CORPORATION
as Agent and a Lender

By:     /s/ Francois Delangle                By:     /s/ Kevin P. Croke
       ------------------------------              -----------------------------
Title:  Vice President                       Title:  EVP & Director of Finance


                                             ORC, INC

                                            By:      /s/ Kevin P. Croke
                                                   -----------------------------
                                            Title:   President

                    [Signatures continued on following page]

SUMMIT BANK

By:
   -------------------------------------
Title:
      ----------------------------------


MERRILL LYNCH BUSINESS
FINANCIAL SERVICES, INC.

By:      /s/ Valerie Wilder
        --------------------------------
Title:   AVP & Sr. Relationship Mgr.


FINOVA CAPITAL CORPORATION

By:      (illegible)
        --------------------------------
Title:   VP & Sr. Corp Credir Mgr.


FIRST UNION NATIONAL BANK

By:      /s/ Ellen Dodel
        --------------------------------
Title:   Vice President